STOCK WARRANT

This Stock Warrant ("Warrant") is issued this 8th day of March, 1999, by KARTS INTERNATIONAL INCORPORATED, a Nevada corporation (the "Company"), to KBK FINANCIAL, INC., a Delaware corporation (KBK FINANCIAL, INC and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder").
                                   AGREEMENT:

1. Issuance of Warrant. For and in consideration of (i) KBK Financial, Inc. ("KBK") waiving various events of default under that certain Loan Agreement dated September 28, 1998 (the "Loan Agreement") between KBK Financial, Inc. and the Company (as such Loan Agreement is amended from time to time), (ii) KBK continuing to finance the Company under the Loan Agreement (such financing being more fully evidenced by the Notes, as defined in the Loan Agreement), and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 100,000 shares of the Company's $.001 par value common stock (the "Common Stock"), which the Company represents equals 1.8% of the issued and outstanding capital stock of the Company on the date hereof, calculated on a fully diluted basis after full exercise of this Warrant (the "Base Amount"); provided, however, the Base Amount shall be reduced to 50,000 shares of the Common Stock if on or before the ninetieth (90th) day from the date hereof all indebtedness owing under the Notes is fully repaid to KBK and there are no further obligations on KBK to provide loans or advances to Borrower under the Loan Agreement (the "Pay Off Reduction"). If and only if there is no Pay Off Reduction of the Base Amount, the Base Amount of the shares subject to this Warrant will be as follows if the Borrower achieves the Net Income targets set forth below for the Company's 1999 fiscal year:


                           Net Income               Base Amount
                           ----------               -----------
                            $975,000                  50,000
                            $877,500                  60,000
                            $780,000                  75,000

     As used herein, "Net Income" shall mean net income before taxes, as determined by generally accepted accounting principals, as reflected on the Borrower's audited financial statements for the Company's 1999 fiscal year. The shares of Common Stock issuable on exercise of this Warrant are hereafter referred to as the "Shares". This Warrant shall be exercisable at any time and from time to time for four (4) years from the date issued. For purposes of this Warrant, the term "fully diluted basis" shall be determined in accordance with generally accepted accounting principles as of the date hereof

2. Exercise Price. The per share exercise price (the "Exercise Price") for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $0.54.

3. Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or a portion of such Shares, upon delivery of written notice of intent to exercise to the Company at the following address: 62204 Commercial Street, Roseland, Louisiana 70456, or such other address as the Company shall designate by written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or cashier's check, or (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen
     (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which new Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

4. Representations, Covenants and Conditions. The above provisions are subject to the following:

     (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel which opinion and counsel shall be reasonably satisfactory to the Company and its counsel that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Louke, Liddell & Sapp, LLP is acceptable counsel). Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as this Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERED UNTIL
          (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
          (11) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH I SUCH PROPOSED TRANSFER.

          The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

     (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and


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          nonassessable,  free from all taxes,  liens,  charges  and  preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     (c)  The Company represents and warrants to Holder the following:

               (1) As of tile date hereof, the authorized capital stock of the Company consists solely of 14,000,000 shares of Common Stock, of which 5,457,560 shares are issued and outstanding and 100,000 shares of which shall be reserved for issuance upon exercise of this Warrant; provided, however, that the number of shares reserved for issuance upon exercise of this Warrant may be increased from time to time in accordance with the terms of this Warrant;

               (ii) As  of  the  date  hereof,   the  Company   shall  not  have
                    outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock or securities convertible into or exchangeable for its Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule A and for this Warrant.

               (iii)Schedule A accurately  sets forth the following with respect to all outstanding options and rights to acquire Common Stock from Borrower: (i) the total number of shares issuable upon exercise of all outstanding options, (ii) the range of exercise prices for all such outstanding options, (iii) the number of shares issuable, the exercise price, for each such outstanding option and (iv) with respect to all outstanding options, warrants and rights to acquire the Company's capital stock other than this Warrant, the number of shares covered, the exercise price;

               (iv) As of the date hereof,  the Company  shall not be subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in this Warrant or on Schedule A attached hereto;

               (v) As of the date hereof, all of the outstanding shares or the Company's capital stock shall be validly issued. fully paid and nonassessable. There are not statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of the Company, with respect to the issuance of this Warrant or the issuance of the Common Stock upon exercise of this Warrant.

5. Transfer of Warrant. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or entity, by presentation of this Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

6. Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights; Preference Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

7.   Adjustment Upon Changes in Stock.

     (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Subsection would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and tile number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Subsection, the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Subsection would create a fractional share of

          Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Subsection, the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.


8.   Registration.

     (a) The Company and the holders of the Shares agree that if at any time the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (excluding underwriting discounts, and commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering, only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder).


     (b) Whenever the Company in its sole discretion undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

          (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its reasonable to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, however, that nothing in this Section 8 shall be construed to prohibit or limit the Company's authority to abandon the registration statement at any time if it determines, in its sole discretion, that to do so would be in the Company's best interest.

          (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Subsection 8(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

          (iii)Furnish to the selling holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

          (iv) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

          (v) In the event an underwriter is engaged by the Company, enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitations effecting a stock split or a combination of shares).

          (vi) Make available for inspection by any selling holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company which is information that is available to the public, and cause the officers, directors, employees and independent accountants of the Company to supply all publicly available information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (vii)Promptly notify the selling holder(s) and the underwriters, if any, of the following events and (it' requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective supplement thereto and, with respect to the registration statement or any
               post-effective   amendment   thereto,   the  declaration  of  the
               effectiveness of such documents; (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

          (viii) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered,

          (ix) Cooperate with the selling holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive

11. Severability. If any provision(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12. Counterparts. This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

13. WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                             KARTS INTERNATIONAL INCORPORATED,
                             a Nevada  corporation

                             By: /s/ Charles Brister
                                 ------------------------------
                             Name: Charles Brister
                             Title:
                             President & C.E.O.

                             KBK FINANCIAL, INC., a Delaware corporation

                             By:
                                --------------------------------
                             Name: Jeff Kassing
                             Title: Senior Vice President & General Counsel